EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments

EXHIBIT C:
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT D:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT E:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Trustees and Shareholders of Credit Suisse Trust

In planning and performing our audits of the financial statements of Emerging Growth, Emerging Markets, Global Post-Venture Capital, International Focus (formerly known as International Equity), Small Cap Growth, Blue Chip, Large Cap Value (formerly known as Value), Small Cap Value and Global Technology Portfolios (constituting the Credit Suisse Trust) (all portfolios collectively referred to as the "Trust") for the year or period ended December 31, 2001 (as of December 31, 2001 for Global Technology Portfolio), we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2001.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
February 5, 2002




EXHIBIT B:
SUB-ITEM 77D: Policies with respect to security investments

(i) Effective on or about December 12, 2001, the Global Technology Portfolio's investment policy was changed. To pursue its goal, the portfolio will invest in equity securities of U.S. and foreign technology companies. Under normal market conditions, the portfolio will invest at least 25% of assets in equity securities of telecommunications companies and at least 65% of assets in equity securities of technology companies (including telecommunications companies).

(ii) Effective on or about December 12, 2001, the Large
Cap Value Portfolio implemented a policy of generally investing at least 65% of its assets in equity securities of U.S. companies with large market capitalizations, which is defined as companies with market capitalizations equal to or greater than the smallest company in the Russell 1000 Index.

(iii) Effective on or about December 12, 2001, the
International Focus Portfolio implemented a strategy of investing in equity securities of approximately 40-60 companies. The portfolio's 15 largest holdings may account for 40% or more of the portfolio's assets. As a result of this strategy, the portfolio may be subject to greater volatility than a fund that invests in a larger number of issuers.



EXHIBIT C:
SUB-ITEM 77I:  Terms of new or amended securities
On June 25, 2001 a Certificate of Establishment and
Designation of the Blue Chip Portfolio, High Yield Portfolio, Small Cap Value Portfolio (formerly the Small Company Value Portfolio) and the Strategic Small Cap Value Portfolio (formerly the Small Company Portfolio) was filed with the Secretary of State of the State of Massachusetts. The Registrant commenced offering the shares of these portfolios on September 28, 2001. When matters are submitted for shareholder vote, shareholders of each portfolio will have one vote for each full share held and fractional votes for fractional shares held as to matters on which shares of such portfolio are entitled to vote. All shareholders of each portfolio, upon liquidation, will participate ratably in such portfolio's net assets. Shares of each portfolio are freely transferable but have no preemptive, conversion or subscription rights.


EXHIBIT D:
10-F3 Transactions
For the Period of July 1, 2001 through December 31, 2001
CREDIT SUISSE TRUST

FUND - GLOBAL POST VENTURE CAPITAL PORTFOLIO
Offering - Biovail Corp.
Date -11/14/01
Broker- UBS Warburg Dillon-Paine Webber
Price - $47.00
Par/ Shares -12,600
% of Offering -0.1008
% of Assets -0.59437
Syndicate Member - CS First Boston

FUND - GLOBAL POST VENTURE CAPITAL PORTFOLIO
Offering- Education Management
Date - 11/28/01
Broker - JP Morgan Sec-Chase
Price - $32.50
Par/ Shares-9,700
% of Offering-0.21556
% of Assets-0.31717
Syndicate Member- CS First Boston

FUND - EMERGING GROWTH PORTFOLIO
Offering - Biovail Corp.
Date - 11/14/01
Broker - UBS Warburg Dillon-Paine Webber
Price - $47.00
Par/ Shares - 9,400
% of Offering - 0.0752
% of Assets - 0.92067
Syndicate Member - CS First Boston

FUND - SMALL CAP GROWTH PORTFOLIO
Offering - Education Management
Date - 11/28/01
Broker - JP Morgan Sec-Chase
Price - $32.50
Par/ Shares - 73,500
% of Offering - 1.63333
% of Assets - 0.30485
Syndicate Member - CS First Boston




EXHIBIT E:
Amended By-Laws of Credit Suisse Trust.
(a)
(i) Amendment to the By-Laws of Credit Suisse Trust
(ii) Certificate of Amendment to the Agreement and Declaration of Trust, dated October 17, 2001.
(iii) Certificate of Amendment to the
Agreement and Declaration of Trust, dated
November, 2001.
(b)
(i) RESOLVED, that the Portfolio's investment policy changes as presented [to the Board of Trustees] be, and hereby are, approved, such changes to become effective at such time as a Prospectus supplement describing such policy changes is filed with the Securities and Exchange Commission;
(ii) RESOLVED, that the investment policy changes of each Fund or Portfolio, as the case may be, as presented to the [Board of Trustees] meeting be, and they hereby are, approved, such policy changes to become effective upon the filing of a supplement to the relevant registration statement reflecting the change or on such later date as [Credit Suisse Asset Management] may determine; and further RESOLVED, that the appropriate officers of each Fund be, and each of them hereby is, authorized to cause the preparation and filing of an amendment(s) or supplement(s) to the [Portfolio's] registration statement on Form N-1A setting forth, among other things, the policy changes set forth above; and further
RESOLVED, that the immediately preceding resolutions be, and each hereby is, effective as designated in such amendments or supplements incorporating such changes substantially in the form discussed at this meeting with such modifications as the officers on the advice of counsel to the [Portfolios] may approve as necessary or desirable; and further
RESOLVED, that the appropriate officers of each [Portfolio] be, and each of them hereby is, authorized to take such other action as may be necessary or appropriate to implement the foregoing.
(iii) RESOLVED, that the Portfolio's
investment policy changes as presented at [to the Board of Trustees] be, and hereby are, approved, such changes to become effective at such time as a Prospectus supplement describing such policy changes is filed with the Securities and Exchange Commission;
(c) Not applicable
(d)
(i) Declaration of Trust.
Incorporated by reference to Registrant's filing on Form N-1A, filed with the Commission on March 17, 1995.
(ii) Amendment to Declaration of Trust.
Incorporated by reference to Pre-Effective
Amendment No. 1 to Registrant's
Registration Statement on Form N-1A, filed with the Commission on June 14, 1995.
(iii) Amendment to Declaration of Trust.
Incorporated by reference to Post-
Effective Amendment No. 13 to
Registrant's Registration Statement on
Form N-1A, filed with the Commission on
April 26, 2000.
(iv) Amendment to Declaration of Trust.
Incorporated by reference to Post-
Effective Amendment No. 13 to
Registrant's Registration Statement on
Form N-1A, filed with the Commission on
April 26, 2000.
(iv) Amendment to Declaration of Trust.
Incorporated by reference to Post-
Effective Amendment No. 15 to
Registrant's Registration Statement on
Form N-1A, filed with the Commission on
April 25, 2001.
(v) Designation of Series relating to addition of High Yield Portfolio, Blue Chip Portfolio, Small
Company Value Portfolio, Small Company Portfolio. Incorporated by reference to Post-
Effective Amendment No. 16 to
Registrant's Registration Statement on
Form N-1A, filed with the Commission on
June 29, 2001.
(e) Not applicable
(f) Not applicable
(g) Not applicable

- - - -

                      Amendment to the By-Laws
                                 of
                 Credit Suisse Warburg Pincus Trust

Pursuant to Article VIII of the By-Laws of Credit Suisse Warburg
Pincus Trust, the name of the Trust shall be  changed to Credit
Suisse Trust effective December 12, 2001.

Dated the 12th day of December, 2001

- - - -

                  CREDIT SUISSE WARBURG PINCUS TRUST

                      Certificate of Amendment

The undersigned, being the Vice President and Secretary of Credit Suisse Warburg Pincus Trust, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated March 15, 1995, as amended to date (as so amended, the "Declaration"), and by the affirmative vote of a majority of the Trustees at a meeting duly called and held on October 2, 2001, the first sentence of
Section 1.1 of the Declaration is hereby amended to read as in its entirety as follows:

The name of the Trust shall be "Credit Suisse Trust" effective as of December 12, 2001, and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, of any Series;

Section 6.2 of the Declaration of Trust is also hereby amended to change the name of the International Equity Portfolio of the Trust to be the "International Focus Portfolio" effective as of December 12, 2001;

Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Small
Company Growth Portfolio of the Trust to be the "Small Cap Growth Portfolio" effective as of
December 12, 2001;

Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Global
Telecommunications Portfolio of the Trust to be the "Global Technology Portfolio" effective as of December 12, 2001;

Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Value
Portfolio of the Trust to be the "Large Cap Value
Portfolio" effective as of December 12, 2001;

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 7th day of November, 2001.

/s/Hal Liebes
Hal Liebes
Vice President and Secretary

                          ACKNOWLEDGMENT


STATE OF New York
COUNTY OF New York

November 7, 2001

Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/George Travers
Notary Public
My commission expires: 7/15/03

- - - -


                CREDIT SUISSE WARBURG PINCUS TRUST

                    Certificate of Amendment

The undersigned, being the Vice President and Secretary of Credit Suisse Warburg Pincus Trust, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated March 15, 1995, as amended to date (as so amended, the "Declaration"), and by the action of unanimous written consent of all of the Trustees dated September 21, 2001, the Declaration of Trust is hereby amended as follows:

 Section 6.2 of the Declaration of Trust is amended to change the name of the Small Company Portfolio of the Trust to be the "Strategic Small Cap
Portfolio" effective upon filing;

Section 6.2 of the Declaration of Trust is hereby further amended to change the name of the Small
Company Value Portfolio of the Trust to be the "Small Cap Value Portfolio" effective upon filing.

IN WITNESS WHEREOF, the undersigned has set his hand and seal this 17th day of October, 2001.

/s/Hal Liebes
Hal Liebes
Vice President and Secretary


                          ACKNOWLEDGMENT

STATE OF New York
COUNTY OF New York

October 17, 2001

Then personally appeared the above-named Hal Liebes and acknowledged the foregoing instrument to be his free act and deed.

Before me,

/s/George Travers
Notary Public

My commission expires: July 15, 2001